KeyStar Corp.
Confidential Private Placement Offering Memorandum
July 24, 2023

Common Stock

THE OFFERING PERIOD WILL EXPIRE ON THE EARLIER TO OCCUR OF: (I) THE DATE ON WHICH THE MAXIMUM PLACEMENT AMOUNT (AS DEFINED BELOW) HAS BEEN SUBSCRIBED FOR AND ACCEPTED BY THE COMPANY AND A FINAL CLOSING IS CONDUCTED OR (II) DECEMBER 31, 2023.

This Confidential Private Placement Offering Memorandum (this "***Memorandum***") has been prepared by KeyStar for use by accredited investors to whom KeyStar is offering (the "***Offering***") the opportunity to purchase shares (the "***Shares***") of its Common Stock, par value $0.0001 per share, (the "***Common Stock***") pursuant to a restricted stock purchase agreement in substantially the form attached hereto as Exhibit A (the "***Purchase Agreement***"). Unless the context requires otherwise, in this Memorandum the terms "***KeyStar***," the "***Company***," "***we***," "***us***" and "***our***" refer to KeyStar Corp. and all dollar ($) amounts set forth herein refer to United States dollars.

This Memorandum has been prepared by the Company solely for use by prospective purchasers of the Shares and all information contained herein, including in the Purchase Agreement, shall be maintained in strict confidence. Each recipient hereof acknowledges and agrees that (i) the contents of this Memorandum and the Purchase Agreement constitute confidential information, (ii) the Company and its affiliates derive independent economic value from such confidential information not being generally known, and (iii) such confidential information is the subject of reasonable efforts to maintain its secrecy. The recipient further agrees that the contents of this Memorandum and the Purchase Agreement contain trade secret information, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Company. Any reproduction or distribution of this Memorandum and/or the Purchase Agreement, in whole or in part, or the disclosure of their contents, without the prior written consent of the Company, is prohibited. Each person who has received this Memorandum and/or the Purchase Agreement is deemed to agree to return this Memorandum and/or the Purchase Agreement to the Company upon request. The existence and nature of all conversations regarding the Company and this Offering must be kept confidential.

This Memorandum has been prepared exclusively for use in connection with the Offering. Each investor will, among other things, be required to execute the Purchase Agreement (as amended, restated and/or otherwise modified from time to time) and qualify as an accredited investor, which, for natural persons, means investors who meet certain minimum annual income or net worth thresholds as set forth in Regulation D promulgated under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the "***Securities Act***"). Certain information, financial and otherwise, of prospective investors must be disclosed in order for the Company to, among other things, verify that such investors are accredited investors, for purposes of the Offering complying with the exemption under Rule 506(c) of Regulation D. Prospective investors may use the Company's selected vendor, VerifyInvestor.com (www.verifyinvestor.com), to provide the needed verification, or may provide it through other means acceptable to the Company and sufficient for purposes of meeting the verification requirements under Rule 506(c) of the Securities Act.

This Memorandum contains a summary of the Purchase Agreement and certain other documents referred to herein. However, the summaries in this Memorandum do not purport to be complete and are subject to and qualified in their entirety by reference to the actual text of the relevant document, copies of which will be provided to each prospective investor upon request. Each prospective investor should review this Memorandum, the Purchase Agreement, and any related documents for complete information concerning the rights, privileges and obligations of holders of our Common Stock. If any of the terms, conditions or other provisions of the Purchase Agreement or such other documents are inconsistent with or contrary to the descriptions or terms in this Memorandum, the Purchase Agreement or such other documents shall control. The Company reserves the right to modify the terms of the Offering and the Purchase Agreement described in this Memorandum, and the sale and issuance of the Shares in the Offering is subject to the Company's ability to reject any commitment in whole or in part.

The Shares have not been and will not be registered under the Securities Act or any United States state securities laws or the laws of any foreign jurisdiction. The Shares will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and other jurisdictions where the Offering will be made. The Company will not be registered as an investment company under the United States Investment Company Act of 1940, as amended (the "***Investment Company Act***"). Consequently, investors will not be afforded the protections of the Investment Company Act.

WARNING: The contents of this Memorandum and the Purchase Agreement have not been reviewed by any regulatory authority in the United States or any other jurisdiction. You are advised to exercise caution in relation to the Offering. The restrictions listed in this Memorandum and the Purchase

Agreement must not be taken as definitive guidance as to whether the Common Stock can be offered in a jurisdiction. Additional restrictions on offering, selling or holding the Common Stock may apply in other jurisdictions. If you are in any doubt about the contents of this document, you should obtain independent professional advice.

The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except under certain limited circumstances. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time. The Common Stock is currently listed for quotation on the OTC Pink Open Market (the "***OTC***") operated by OTC Markets Group, Inc. under the symbol "KEYR." As such, there is a limited public market for our securities. Holders of our securities may be able to trade our securities utilizing an exemption from the registration requirements under Section 5 of the Securities Act, and specifically the exemption afforded under Rule 144 of the Securities Act ("***Rule 144***"), only if certain holding period (generally at least one year) and other requirements are met. Investors are specifically instructed to seek the advice of their own counsel as to the availability of any exemption from the registration requirements of the Securities Act with respect to any resale, including with respect to Rule 144. There can be no assurance that an investor in this Offering will ever be able to resell the Shares and investors should be prepared to hold their investments in the Company for an indefinite period of time.

An investment in the Shares involves a high degree of risk and uncertainty, volatility, and illiquidity. A prospective investor should thoroughly review the information contained herein and the terms of the Purchase Agreement, and carefully consider whether an investment in the Shares is suitable to such investor's financial situation and goals.

No person has been authorized to make any statement concerning the Company or the sale of the Shares discussed herein other than as set forth in this Memorandum, and any such statements, if made, must not be relied upon.

Investors should make their own investigations and evaluations of the Purchase Agreement and the Shares that will be delivered pursuant thereto, including the merits and risks involved in an investment in the Shares. Prior to any investment, the Company will give investors the opportunity to ask questions of and receive answers and additional information from it concerning the terms and conditions of this Offering and other relevant matters to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense. Investors should inform themselves as to the legal requirements applicable to them in respect of the acquisition, holding and disposition of the Shares and as to the income and other tax consequences to them of such acquisition, holding and disposition.

This Memorandum does not constitute an offer to sell, or a solicitation of an offer to buy, an interest in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the United States Securities and Exchange Commission (the "***SEC***") nor any other federal, state, or foreign regulatory authority has approved an investment in the Shares. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Memorandum, nor is it intended that the foregoing authorities will do so. Any representation to the contrary is a criminal offense.

Investments in the Shares are denominated in United States dollars ($), and investors may tender United States dollars or Bitcoin or Ether in exchange for the Shares. Such currencies are subject to any fluctuation in the rate of exchange and, in the case of digital assets, the exchange valuations. Such fluctuations may have an adverse effect on the value, price or income of an investor's investment.

Cautionary Statements Regarding Forward-Looking Statements and Other Important Disclaimers

The information set forth in this Memorandum and in any supplemental presentation materials (including the "KeyStar 2023 Investor Package - Executive Summary", the "KeyStar Company Overview Deck", the "Tennessee Sports Book KPIs", the "Financial Projections TN + 5 Jurisdictions 2024" and any accompanying oral presentation, including answers to questions) utilized by the Company in connection with this Offering (collectively with the Memorandum, the "***Offering Materials***")), is strictly confidential and is intended for you to familiarize yourself with KeyStar Corp. ("***KeyStar***,", the "***Company***", "***we***", "***our***" or "***us***"). In addition, these Offering Materials are being provided solely for the information of the recipient and should not be further distributed. These Offering Materials do not constitute an offer to sell or solicitation of an offer to buy any securities or other financial instruments and should not be relied upon in making an investment decision.

Market data and other statistical information used in these Offering Materials are generally based on independent industry publications, government publications, reports by market research firms, other published independent sources, or other publicly available information including survey data. The Company has not independently verified the information and cannot guarantee its accuracy or completeness. In addition, such information may involve assumptions and limitations; there can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information. Any third-party brand names and logos appearing in these Offering Materials are trademarks or registered trademarks of their respective holders. Any such appearance does not imply any endorsement of the Company.

The information provided in these Offering Materials speaks solely as of the date it is provided and may change or be modified with the passage of time or as updated figures become available. In furnishing this document, neither the Company nor any of its directors, officers, employees, advisors, counsel and other agents and representatives (collectively, "***Representatives***") takes any responsibility for the accuracy of the information provided in these Offering Materials or undertakes any obligation to provide the recipient with access to any additional information or to correct any inaccuracies which may become apparent in or otherwise update any of the information provided in these Offering Materials, and recipients must perform their own independent diligence on and verification of this information. Neither the Company nor its Representatives is providing any investment advice with respect to this Offering and any person considering an investment in the Company is urged to seek his, her or its own independent financial and legal advice. Neither the Company nor its Representatives shall have any liability based on the information contained in these Offering Materials, including from any errors therein or omissions therefrom, or the use of any such information by the recipient or any of the recipient's own representatives.

These Offering Materials contains contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including projected financial information. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "seek," "believe," "estimate," "expect," "seeking", "strategy," "likely," "may," "should", "hope", "if", "achieve", "projecting", "targeting" and similar references to future events or periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Furthermore, the Company's independent auditors have not studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in these Offering Materials, and accordingly, they have not expressed any opinion or provided any other form of assurance with respect to them. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the

prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. Projections are inherently uncertain due to a number of factors outside of the Company's control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the Company or that actual results will not differ materially from those presented in the projected financial information. Inclusion of the projected financial information in these Offering Materials should not be regarded as a representation by any person that the results contained in the projected financial information will be achieved. You are urged not to place undue reliance on projected financial information set forth in the Offering Materials. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Without limiting the foregoing, statements regarding approval of our wagering features and our projected revenues (and other financial projections) and our timeline for new licenses are forward-looking statements and are dependent on many facts and circumstances beyond our control, including any failure to raise a sufficient amount in this offering in order to provide the resources needed to pursue these plans (including attracting needed personnel). In particular, if we do not timely achieve our target market penetration in Tennessee and/or if we do not successfully get licenses in new states on a timely basis, for any reason, our projected revenues (and other financial projections) in 2024 will not be achieved and our actual revenues may be significantly less than projected. A startup like ours and operations in the gaming industry generally are subject to significant risks, uncertainties and competitive pressures. Prior performance information (including information set forth in our materials entitled "Tennessee Sports Book KPIs") does not guarantee future results. Please read this Memorandum, including the Risk Factors section in particular, as well as the Purchase Agreement, for more information on investing in our Company.

KeyStar Corp.

COMMON STOCK

TABLE OF CONTENTS

We are responsible for the information contained in this Memorandum. We have not authorized anyone to provide you with any information or to make any representations other than as contained in this Memorandum we have prepared. We do not take responsibility for, and cannot provide any assurance about the reliability of, any information that others may give you.

THIS OFFERING IS LIMITED SOLELY TO ACCREDITED INVESTORS AS SUCH TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT. ONLY PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR PRESENT LIQUIDITY WITH RESPECT TO THIS INVESTMENT SHOULD CONSIDER PURCHASING THE SHARES OFFERED HEREBY BECAUSE: (I) AN INVESTMENT IN THE SHARES INVOLVES A NUMBER OF SIGNIFICANT RISKS (SEE THE SECTION ENTITLED "RISK FACTORS"); AND (II) NO MARKET FOR THE SHARES OFFERED HEREBY CURRENTLY EXISTS, AND NO SUCH MARKET IS LIKELY TO DEVELOP IN THE REASONABLY FORESEEABLE FUTURE. THIS OFFERING IS INTENDED TO BE A PRIVATE OFFERING THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

COMPANY OVERVIEW

Overview of KeyStar

KeyStar Corp. ("***KeyStar***," the "***Company***," "***we***", "***us***" and "***our***") was incorporated on April 16, 2020, under the laws of the state of Nevada, as KeyStar Corp.

Prior to September 15, 2022, our business consisted of the retail sale of masks and similar products, and traditional on-site convention services (trade show booth staffing, trade show booth design, manufacturing, and turn-key trade show booths) (together, the "***Prior Business***").

In June 2022, we hired a new Chief Executive Officer, John Linss, and Chief Financial Officer, Anthony J. Fidaleo, to explore business opportunities related to software and mobile application development and services related to such technology.

On August 26, 2022, we entered into an agreement to purchase certain assets from ZenSports, Inc. ("***ZSI***"), including its software platform for peer-to-peer sports betting and its brand. Certain of ZSI's personnel also joined the Company upon (or, by agreement of the parties, prior to) the closing of the asset purchase agreement including ZSI's co-founder and chief executive officer, Mark Thomas.

The ZSI assets were purchased to allow KeyStar to offer gambling and entertainment opportunities through technology, principally ZSI's online gaming technology under the "ZenSports" brand. With ZenSports, customers can choose to bet against the house or create their own bets with their own odds and terms (peer-to-peer). Peer-to-peer bets can be shared with friends or anonymously via the ZenSports app's mobile two-sided marketplace, all without the need for a bookmaker and all directly from a user's mobile phone. Funding, wagering and rewards can take place using traditional fiat methods, such as debit/credit cards, as well as a variety of cryptocurrency options, such as the crypto form of Dollars (Tether), Bitcoin, and ZenSports' proprietary token called SPORTS.

We did not acquire all of the assets of ZSI under the asset purchase agreement. The assets we didn't purchase include, among other things, a physical casino called the Big Wheel Casino, located in Lovelock, Nevada. In addition, for state gaming regulatory reasons, ZSI was also permitted to retain the right to use its corporate name, ZenSports, Inc.

On September 12, 2022, we entered into an agreement to purchase certain assets of Excel Members, LLC ("***Excel***"), primarily for assets Excel had acquired on an earlier date, through an assignment for the benefit of the creditors court process, from Ultimate Gamer, LLC, an eSports tournament company. Excel is an affiliate of and indirectly controlled by Bruce Cassidy, the chairman (the "***Chairman***") of our board of directors (the "***Board***").

On September 15, 2022, we entered into an agreement to assign certain of our assets and liabilities of the Prior Business to TopSight Corporation ("***TopSight***"), a company owned and controlled by Zixiao Chen, who had served as our chief financial officer until her resignation effective December 17, 2021. TopSight's services to KeyStar were terminated concurrently.

As a result of the foregoing transactions, we effectively ceased our Prior Business operations and assembled a platform capability that enables both business-to-business and direct-to-consumer offerings within the online sports betting, eSports, and fintech/digital currency markets.

Effective January 10, 2023, Mr. Linss resigned as a member of the Board and as the Company's Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer pursuant to the terms of a Separation Agreement (as defined below).

On January 10, 2023, the Board appointed Mark Thomas as the new Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer of the Company. Prior to accepting the new position Mr. Thomas was the Company's Chief Product Officer.

As part of the change in management, the Board adopted a plan to change the Company's business focus from the broader platform development effort described above to one focused on business-to-consumer ("***B2C***") sports betting (the "***New Business***") in, initially, one targeted jurisdiction, the state of Tennessee a state that consistently ranks in the top 10 of states with legalized sports betting in terms of sports betting handle and gross gaming revenue. Our Tennessee subsidiary, KeyStar TN LLC, was formed on December 9, 2022. In May 2023, through KeyStar TN LLC, we received a sports betting license from Tennessee to operate our New Business within the state. We launched in Tennessee on June 7, 2023.

We expect to maintain focus on the New Business in Tennessee offering consumers there, through our ZenSports brand, a mobile sports betting platform that provides for a traditional sports book, a peer-to-peer sports betting marketplace and wagering in both fiat and cryptocurrencies. In the future, we plan to form new subsidiaries to hold our sports betting licenses and conduct our operations in each of the states we operate in. We plan to use proceeds of this Offering to apply for additional sports betting licenses at the end of 2023 and hope to receive those licenses beginning sometime in 2024, although there can be no assurance of this timing or whether we will be able to obtain any additional licenses at all. We are planning for (and may in the future seek to raise additional funding to support) strategic growth both through organic initiatives and targeted acquisition ("***M&A***") opportunities.

Our headquarters address is 78 SW 7th Street, Suite 500, Miami, Florida 33130. Our phone number is: (866) 783-9435.

Competitive Landscape

As part of our growth strategy and business plan implemented in connection with the appointment of our new Chief Executive Officer, Mark Thomas, KeyStar has launched its B2C sports betting application in its first market, the state of Tennessee. In Tennessee we compete with established brands in the sports betting marketplace, including FanDuel, BetMGM, Caesars and DraftKings, as well as lesser known but still popular sportsbooks such as Action 24/7, Bally Bet, Barstool, Betly, Hard Rock and Super Book. Each of our competitors offers their own mix of betting types, rewards programs, welcome bonuses and application functionality, and many are more well-established and better-funded than we are. Please see the section entitled "Risk Factors" for more information. However, we believe our offering differentiates itself from our competitors and provides players with significant advantages that will help to drive the growth of our business. We believe our B2C application offers players a unique gaming experience by providing a user friendly and visually appealing experience combined with the ability to create peer-to-peer bets with

their own odds and terms that can be shared with friends or anonymously via our application's mobile two-sided marketplace, all without the need for a bookmaker and all right from the players' phone. We believe that our rollout plan, which includes strategic acquisition of sports betting licenses on a state-by-state basis over a period of time, may allow us to enhance our profit potential by placing our offering in advantageous markets while minimizing overhead and limiting initial spending. In addition, the inclusion of the ability to place bets using not only traditional funding methods but also through certain cryptocurrencies, including our own proprietary token called SPORTS, is a key differentiator that we believe players will derive value from and will drive the popularity of our mobile application and the growth of our business. Note that while our peer-to-peer and cryptocurrency betting features are ready from a technology standpoint, we are still awaiting regulatory approval to offer both features in the state of Tennessee. Our loyalty and rewards program offers customers up to 3% cash back bonuses for meeting certain betting thresholds, calculated on the basis of their betting volume, something that we believe none of our competitors currently offer. We also offer 24x7 customer support, which we also believe our competitors currently do not offer, and which we believe helps to reassure our players that they will be able to get support when needed.

Regulatory

The development, distribution, and operation of sportsbooks, sports wagering technology, and related services, in the U.S., and abroad, are all subject to regulation by a variety of federal, state, international, tribal, and local agencies with the majority of oversight provided by individual state gaming control boards. Moreover, violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions. Currently, our New Business operations in Tennessee subjects the Company to regulation by the Tennessee Sports Wagering Council. However, in the future, we expect to be subject to regulation by other governmental authorities as we grow the New Business in jurisdictions outside of Tennessee.

While the regulatory requirements vary by jurisdiction, such requirements generally concern the responsibility, financial stability, integrity and character of the owners, managers and persons with material financial interests in the gaming operations along with the integrity and security of such gaming offerings. Accordingly, most jurisdictions require:

- findings of suitability for the Company, individual officers, directors, key employees and principal shareholders;
- documentation of qualification, including evidence of financial stability;
- specific product approvals for sports wagering systems and technology; and
- licenses, registrations and/or permits.

Gaming laws and regulations serve to protect the public interest and ensure gambling related activity is conducted honestly, competitively and free of corruption. Such laws may include limitations as to the type of wagering products we may sell or offer, as well as limitations on the type of facility, and the territory within which we may operate. Regulatory oversight additionally ensures that the local authorities receive the appropriate amount of gaming tax revenues. As such, our financial systems and reporting functions must demonstrate high levels of detail and integrity.

Gaming regulators may, subject to certain administrative procedural requirements, (i) deny an application, or limit, condition, revoke or suspend any license issued by them; (ii) impose fines, either on a mandatory basis or as a consensual settlement of regulatory action; (iii) demand that named individuals or

stockholders be disassociated from a gaming business; and (iv) in serious cases, liaise with local prosecutors to pursue legal action, which may result in civil or criminal penalties.

Events that may trigger revocation of such a gaming license or another form of sanction vary by jurisdiction. However, typical events include, among others: (i) conviction in any jurisdiction of certain persons with an interest in, or key personnel of, the licensee of an offense that is punishable by imprisonment or may otherwise cast doubt on such person's integrity; (ii) failure without reasonable cause to comply with any material term or condition of the gaming license; (iii) declaration of, or otherwise engaging in, certain bankruptcy, insolvency, winding-up or discontinuance activities, or an order or application with respect to the same; (iv) obtaining the gaming license by a materially false or misleading representation or in some other improper way; (v) violation of applicable anti-money laundering or terrorist financing laws or regulations; (vi) failure to meet commitments to users; (vii) failure to pay in a timely manner all gaming or betting taxes or fees due; or (viii) determination by the gaming authority that there is another material and sufficient reason to revoke or impose another form of sanction upon the licensee.

The nature of the industry and our operations make the license application process very time consuming and require extensive resources. We engage legal resources familiar with local customs in certain jurisdictions to assist in keeping us compliant with applicable regulations. Through this process, we seek to assure both regulators and investors that all our operations maintain the highest levels of integrity and avoid any appearance of impropriety.

In addition to what may be required of our officers, board members, key employees and substantial interest holders, any of our stakeholders, including but not limited to investors, may be subject to regulatory requests and suitability findings. Failure to comply with regulatory requirements or obtaining a finding of unsuitability by a regulatory body could result in a substantial or total loss of investment.

Legal Proceedings

There are no current legal proceedings against the Company.

DIRECTORS AND MANAGEMENT

Board of Directors and Executive Officers

The Board of Directors and executive officers of KeyStar are:

Bruce Cassidy

Bruce A. Cassidy is the Chairman and sole member of our Board and acts as our Secretary. Mr. Cassidy is a businessperson who founded Excel Mining Systems LLC. He has been at the head of multiple different companies. In addition to his role at KeyStar, Mr. Cassidy's key roles over the years include serving as Chairman for Sarasota Green Group LLC, Executive Chairman at CelebYouLLC, Chairman for Segmint, Inc., Chairman at Banyan Pediatric Care Centers, Inc. and President & Chief Executive Officer of Orica Mining Services Pvt Ltd. Mr. Cassidy is also on the board of directors of each of The Selinsky FORCE LLC, Assisted 4 Living, Inc. (former President, Chief Executive Officer & Director) and Loop Media, Inc. and Principal at Concession Golf Club and General Partner for Excel Family Partners LLLP.

Mr. Cassidy previously served as the President & Chief Executive Officer for Minova North & South Americas and President & Chief Executive Officer of Excel Mining Systems LLC.

Mark Thomas

Mark Thomas is our Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer. Mr. Thomas originally joined KeyStar as our Chief Product Officer in June 2022 as part of the Company's acquisition of certain of the assets of ZSI and was promoted to Chief Executive Officer, Principal Executive Officer, President, and Chief Technology Officer of KeyStar in January 2023.

Mr. Thomas co-founded ZSI and has been its chief executive since August 2016. Under his leadership, ZSI developed a mobile gaming platform that offers a traditional sports book, peer-to-peer sports betting, and wagering in fiat and cryptocurrencies. He led the product vision and strategy, recruited ZSI team members across all functional areas, and led ZSI in raising more than $10 million in investor funding. KeyStar acquired certain of the assets of ZSI in August 2022. Mr. Thomas continues to manage ZSI. ZSI, in which Mr. Thomas holds a significant interest, also holds an interest in KeyStar as a result of the Common Stock issued to ZSI in consideration of the assets purchased by KeyStar under the ZSI asset purchase agreement.

Prior to ZSI, Mr. Thomas was the Chief Executive Officer of Reesio, a venture-backed real estate software platform he co-founded in 2012. Reesio automated the paperwork and manual processes that went into buying and selling a home for real estate professionals and their clients. Reesio was acquired by News Corp's Realtor.com in 2015.

Mr. Thomas began his career working in corporate finance and accounting for companies such as McKesson, Gap, Inc. and Carl Zeiss Vision before founding his first company in 2005, an executive recruiting agency in San Francisco that worked with Fortune 500 clients, including Coca-Cola, Expedia, and McKesson. Mr. Thomas sold the recruiting agency in 2008 and transitioned into working in tech, co-founding two startups within the human resources and recruiting industry. Mr. Thomas also spent time working at Intuit as a Senior Product Manager, a position he left in 2012 to co-found Reesio.

Tony Fidaleo

Tony Fidaleo is our Chief Financial Officer. Mr. Fidaleo is a hands-on financial executive with more than 20 years of experience specializing in complex and time-sensitive tasks with broad-based expertise in accounting, finance and operations of public and private mid-market companies and the subsidiaries of large organizations.

Mr. Fidaleo has managed financial departments in national and international multi-location organizations, as well as directed financial planning and administered external audits, joint venture and financial institution relationships both domestically and internationally.

Mr. Fidaleo has also completed several M&A, consolidation, reorganization and expansion transactions.

Other Key Personnel

In addition to the executive officers, other key personnel of the Company include:

Eddie Ponce

Eddie Ponce is our Chief Compliance Officer. Mr. Ponce has served in a variety of leadership roles in the financial industry, most recently as the Chief Compliance Officer of TradeZero Crypto. Prior to that, Mr. Ponce was the Chief Compliance Officer of Coinme. Previously, Mr. Ponce was the Global Head of Compliance for Emergent Technology responsible for development and oversight of the global compliance and AML programs for Responsible Gold, G-Coin Wallet & Token as well as the development and rollout of the company's country specific AML programs in the US and various markets in Latin America, Europe, Middle East, Africa and Asia. Mr. Ponce has also served as Head of the Global Compliance Program at Moneygram, as the Senior Vice President, Enterprise Strategy and Regulatory Compliance for CRB, and in several other senior leadership roles at KBC bank, First Data/Western Union, WAMU, and Pacific Life.

Robert Kowalski

Robert Kowalski is our GM of Sports Betting and Management, with oversight over our sports book, lines, odds and risk management operations. Mr. Kowalski has an extensive background in the gaming and sports betting industry, including prior experience with Baldini's, Station Casinos, Wynn Las Vegas, William Hill and Meadowlands Racetrack.

Jacob Schrader

Jacon Schrader is our Director of Marketing with oversight over all marketing operations and strategy, including paid media, sponsorships, contests, promotions, branding and content marketing. Previously, Jacob was an eSports journalist for ESTNN.com, where he created the first Fortnite Power Rankings. Jacob earned a Bachelor's degree in Economics from Tufts University.

Cash Compensation of Certain Key Persons

Mr. Cassidy does not currently receive any cash compensation (but see information regarding Mr. Cassidy's equity and debt ownership elsewhere in this Memorandum).

Mr. Thomas has a base salary of $380,000 (the "***Annual Salary***). In addition:

1. Within 60 calendar days after the Company has $1,000,000 or more in Gross Gaming Revenue (defined as sports betting handle minus pass through betting wins, plus betting fees), the Board (or

its Compensation Committee, if any) will engage at least two executive compensation consultants to provide reports to the Board regarding compensation of Chief Executive Officers of comparable companies. The Board will timely review and consider such reports in determining potential adjustments to Mr. Thomas' Annual Salary. Any adjustments will be at the Board's sole discretion.

2. If the net loss of Company for its 2022-2023 fiscal year, as determined by Company's Chief Financial Officer, is less than $6,197,719 (the "***Benchmark***"), Mr. Thomas will be eligible for a cash bonus in an amount equal to 8% of the difference of the actual net loss minus the Benchmark. The cash bonus will be due within 30 days after the determination of the 2022-2023 fiscal year net loss. The Board is in the process of updating the Benchmark but no update has been finalized.

3. For the next 24 months from February 6, 2023, in each event that the Company receives a sports betting license (or equivalent) in a new jurisdiction (other than the state of Tennessee), within 30 days after the issue date, Mr. Thomas will receive a cash bonus in an amount equal to the lesser of (a) $100,000, or (b) the product of 0.01% multiplied by the subject jurisdiction's trailing 12-month sports betting handle (using the most recent 12 months reported by Legal Sports Report which currently posts such data at www.legalsportsreport.com/sports-betting/revenue/). After the 24-month period, the Board (or its Compensation Committee, if any) will review and consider an extension or adjustment to this bonus structure. Any extensions or adjustments will be at the Board's sole discretion.

4. If Mr. Thomas is terminated without "Cause" he will be entitled to a severance through continued payments of his current annual base salary of $380,000 ("***Annual Base Salary***") for 6 months, provided that Mr. Thomas execute and return a general release of claims to Company (in a form reasonably acceptable to the Company). A change to Mr. Thomas' title(s) or responsibilities will not constitute a termination without "Cause" if he is offered continued employment in a different role unless the continued employment is offered at a lower Annual Base Salary or unless he is asked to permanently relocate outside of the Miami metro area for work. "***Cause***" means: (a) gross negligence, recklessness, intentional misrepresentation or willful misconduct in the performance of duties; (b) the commission of any act of fraud, embezzlement, theft or other financial dishonesty, or of any felony, or to any crime involving moral turpitude; (c) the breach of Employment Conditions Agreement (or any other replacement agreement); (d) a material violation of state or federal law relating to sexual harassment or other prohibited harassment or discrimination; or (e) failure to comply with any Company policy of which notice was given.

5. Mr. Thomas also received a grant of options to purchase shares of our Common Stock on the terms described below.

Mr. Fidaleo has a base salary of $252,000 and also received a grant of options to purchase shares of our Common Stock on the terms described below.

The Company is in the process of its annual performance review which will likely result in increased base annual compensation for certain members of management. In addition, the Company is beginning the process of implementing a bonus plan for certain members of management. However, as of the date of this Memorandum, the Board has taken no action on these matters..

CAPITALIZATION

Description of Capital Stock

The Company is authorized to issue up to 500,000,000 shares of capital stock, including up to 475,000,000 shares of $0.0001 par value Common Stock, and up to 25,000,000 shares of $0.0001 par value Preferred Stock, of which 2,000,000 shares are currently designated as Series A Convertible Preferred Stock, 12,000 shares are currently designated as Series B Convertible Preferred Stock (with a stated value of $1.00 per share), and 6,700,000 shares are currently designated as Series C Convertible Preferred Stock. The rights, preferences and privileges of our capital stock are set forth in the articles of incorporation, certificates of designation and bylaws (collectively, the "***Corporate Documents***") attached hereto as Exhibit B. Any description of such rights, preferences and privileges contained herein is qualified in its entirety by reference to Exhibit B.

The Series A Convertible Preferred Stock has a preference of $0.10 per share payable on a liquidation, dissolution or winding up of the Company, super-voting rights of 100 votes per share and may be converted into 100 shares of Common Stock per share. The Series A Convertible Preferred Stock votes on an as-converted bases with the Common Stock on all matters brought before the stockholders for a vote. On August 30, 2022, the Series A Convertible Preferred Stock owned by TopSight, representing all shares of Series A Convertible Preferred Stock then outstanding, were redeemed. The Company does not currently have any shares of Series A Convertible Preferred Stock outstanding.

The Series B Convertible Preferred Stock has a preference of $1.00 per share payable on a liquidation, dissolution or winding up of the Company, super-voting rights of 100 votes per share and may at the election of the holder be converted into 100 shares of Common Stock per share. In addition, on the closing date of an underwritten, follow-on public offering of shares of Common Stock with gross offering proceeds of not less than $6,000,000, all shares of Series B Convertible Preferred Stock shall automatically convert. The Series B Convertible Preferred Stock votes on an as-converted bases with the Common Stock on all matters brought before the stockholders for a vote. In addition, upon declaration of any dividend or distribution by the Board, the holders of Series B Convertible Preferred Stock shall first be paid an amount of $1.00 per share prior and in preference to any other holders of capital stock of the Company and, thereafter, shall be entitled to participate pro rata, on an as-converted basis. The holders of Series B Convertible Preferred Stock shall at all times be entitled to elect a majority of the members of the Board at any meeting or vote taken for such purpose with the remaining number of members of the Board being elected by the holders of Common Stock. Without the consent of the holders of the Series B Convertible Preferred Stock, the Company may not amend its governing documents in a manner adverse to such holders, increase its authorized shares of Series B Convertible Preferred Stock, effect any reclassification of or alter the rights of the Series B Convertible Preferred Stock or take any actions of similar effect.

The Series C Convertible Preferred Stock has a liquidation preference of $0.30 per share (such amount, the "***Conversion Value***") plus a 6% per annum liquidation coupon compounded annually since the date of issuance (collectively with the Conversion Value, the "***Liquidation Value***") payable on a liquidation, dissolution or winding up of the Company. Upon the date that is the earlier of (a) the closing date of an underwritten, follow-on public offering of shares of Common Stock with gross offering proceeds of not less than $6,000,000; (b) the date the Company receives written notice from a holder of Series C Convertible Preferred Stock of such holder's desire and intention to convert all or some of such holder's Series C Convertible Preferred Stock; and (c) June 15, 2024, the Series C Convertible Preferred Stock shall automatically convert into a number of shares of Common Stock obtained by multiplying the number of shares of Series C Convertible Preferred Stock to be converted by the quotient obtained by dividing (x) the Liquidation Value by (y) the Conversion Value).

Principal Stockholders

The following table provides information regarding the beneficial ownership of our Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, as of July 24, 2023 (the date on or about which we intend to begin the Offering), by:

- each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5.0% of our capital stock;
- our sole director;
- each of our executive officers; and
- all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The numbers in the below table do not necessarily represent economic ownership. Please review the footnotes below carefully to determine the actual economic ownership of the Company's capital stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock that a person has the right to acquire within 60 days of July 24, 2023, through the exercise of stock options, warrants or other rights are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Each stockholder's percentage ownership is based on an as-converted to Common Stock basis on the basis of approximately 45,724,297 shares of Common Stock, which includes 41,905,000 shares of Common Stock currently outstanding, no Series A Convertible Preferred Stock outstanding, 11,693 shares of Series B Convertible Preferred Stock outstanding (which is currently convertible into 1,169,300 shares of Common Stock), and 2,499,998 shares of Series C Convertible Preferred Stock outstanding (which is currently convertible into approximately 2,649,996 shares of Common Stock, subject to adjustment per the formula described above). The shares of Common Stock outstanding does not include 6,600,000 shares of Common Stock issuable upon exercise of certain warrants and approximately 10,944,522 shares of Common Stock issuable upon conversion of the Amended Note (subject to adjustment per the terms of the Amended Note described below), except in the calculation of the percentage ownership of the individual holders of such securities. Except as otherwise indicated, the address of each of the persons in this table is c/o KeyStar Corp., 78 SW 7th Street, Suite 500, Miami, Florida 33130.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors:		
Bruce A. Cassidy (1)	41,308,487	65.29%
Mark Thomas (2)	6,812,500	14.80%
Tony Fidaleo (3)	78,125	*
All directors and executive officers as a group (6 persons)	48,199,112	75.89%
5% and Certain Other Stockholders:		
Eagle Investment Group, LLC (4)	20,497,300	44.83%
Excel Family Partners, LLLP (5)	19,311,187	42.23%

ZenSports, Inc. (6)	6,500,000	14.22%
Excel Members, LLC (7)	1,500,000	3.28%

* Less than one percent (1%).

(1) Consists of (i) 19,328,000 shares of Common Stock held by Eagle Investment Group, LLC, (ii) 11,693 shares of Series B Convertible Preferred Stock held by Eagle Investment Group, LLC (which shares are convertible into 1,169,300 shares of Common Stock as of the date hereof); (iii) 1,666,666 shares of Series C Convertible Preferred Stock held by Excel Family Partners, LLLP (which shares are convertible into approximately 1,766,665 shares of Common Stock as of the date hereof, subject to further adjustment) (note, the other outstanding shares of Series C Convertible Preferred Stock are held by an affiliate of Roger Tichenor, a former member of our Board), (iv) 1,500,000 shares of Common Stock held by Excel Members, LLC, (v) approximately 10,944,522 shares of Common Stock issuable to Excel Family Partners LLLP upon conversion of the Amended Note (subject to further adjustment), (vi) 4,000,000 shares of Common Stock issuable upon exercise of the February Excel Partners Warrant (as defined below), (vii) 1,600,000 shares of Common Stock issuable upon exercise of the May Excel Partners Warrant (as defined below), and (viii) 1,000,000 shares of Common Stock issuable upon exercise of the July Excel Partners Warrant (as defined below). Mr. Cassidy is the manager of Eagle Investment Group, LLC and the General Partner of Excel Family Partners, LLLP. Eagle Investment Group, LLC is a manager of Excel Members, LLC. Mr. Cassidy may be deemed to share voting and investment power with respect to all shares held by each of such entities. The address for Eagle Investment Group, LLC, Excel Family Partners, LLLP and Excel Members, LLC is 103 Plaza Dr., Suite B, St. Clairsville, OH 43950.

(2) Consists of (i) 6,500,000 shares of Common Stock held by ZenSports, Inc. (of which Mr. Thomas is the chief executive and may be deemed to share voting and investment power with respect to all shares held by ZenSports, Inc.) and (ii) 312,499 shares of Common Stock issuable upon exercise of options that are or will be vested within 60 days of July 24, 2023. Mr. Thomas holds stock option grants exercisable for an aggregate of 1,000,000 shares of Common Stock vesting 25% on June 16, 2023 and 1/48th each month thereafter. Mr. Thomas holds approximately 80% shares of ZSI's outstanding share capital. **This interest in ZSI is subject to preferences payable to holders of certain convertible instruments and would be materially reduced in the event such instruments were converted into capital stock of ZSI.** The address for ZenSports, Inc. is 78 SW 7th Street, Suite 500, Miami, FL 33130.

(3) Consists of 78,124 shares of Common Stock issuable upon exercise of options that are or will be vested within 60 days of July 24, 2023. Mr. Fidaleo holds stock option grants exercisable for an aggregate of 250,000 shares of Common Stock vesting 25% on June 16, 2023 and 1/48th each month thereafter.

(4) Consists of (i) 19,328,000 shares of Common Stock held by Eagle Investment Group, LLC, and (ii) 1,169,300 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock held by Eagle Investment Group, LLC (or 11,693 shares of Series B Convertible Preferred Stock currently outstanding). Mr. Cassidy is the manager of Eagle Investment Group, LLC and the General Partner of Excel Family Partners, LLLP. Eagle Investment Group, LLC is a manager of Excel Members, LLC. Mr. Cassidy may be deemed to share voting and investment power with respect to all shares held by each of such entities. The address for Eagle Investment Group, LLC, Excel Family Partners, LLLP and Excel Members, LLC is 103 Plaza Dr., Suite B, St. Clairsville, OH 43950.

(5) Consists of (i) 1,666,666 shares of Series C Convertible Preferred Stock held by Excel Family Partners, LLLP (which shares are convertible into approximately 1,766,665 shares of Common Stock as of the date hereof, subject to further adjustment), (ii) 10,944,522 shares of Common Stock issuable upon conversion of the Amended Note (subject to further adjustment), (iii) 4,000,000 shares of Common Stock issuable upon exercise of the February Excel Partners Warrant, (iv) 1,600,000 shares of Common Stock issuable upon exercise of the May Excel Partners Warrant, and (v) 1,000,000 shares of Common Stock issuable upon exercise of the July Excel Partners Warrant. Mr. Cassidy is the manager of Eagle Investment Group, LLC and the General Partner of Excel Family Partners, LLLP. Eagle Investment Group, LLC is a manager of Excel Members, LLC. Mr. Cassidy may be deemed to share voting and investment power with respect to all shares held by each of such entities. The address for Eagle Investment Group, LLC, Excel Family Partners, LLLP and Excel Members, LLC is 103 Plaza Dr., Suite B, St. Clairsville, OH 43950.

(6) Consists of 6,500,000 shares of Common Stock held by ZenSports, Inc. Mr. Thomas is the chief executive of ZenSports, Inc. and may be deemed to share voting and investment power with respect to all shares held by ZenSports, Inc. The address for ZenSports, Inc. is 78 SW 7th Street, Suite 500, Miami, FL 33130.

(7) Consists of 1,500,000 shares of Common Stock held by Excel Members, LLC. Mr. Cassidy is the manager of Eagle Investment Group, LLC and the General Partner of Excel Family Partners, LLLP. Eagle Investment Group, LLC is a manager of Excel Members, LLC. Mr. Cassidy may be deemed to share voting and investment power with respect to all shares held by each of such entities. The address for Eagle Investment Group, LLC, Excel Family Partners, LLLP and Excel Members, LLC is 103 Plaza Dr., Suite B, St. Clairsville, OH 43950.

Our current Chairman of the Board, Bruce A. Cassidy, directly and indirectly through his affiliation with Eagle Investment Group, LLC, Excel Members, LLC, and Excel Family Partners, LLLP, beneficially owns shares representing approximately 50.67% of the current outstanding capital stock of the Company. Currently, there are 41,905,000 shares of Common Stock outstanding that entitle the holders to 1 vote per share for a total of 41,905,000 votes. We also have 11,693 shares of Series B Convertible Preferred Stock outstanding that entitle the holder to 100 votes per share for a total of 1,169,300 votes, and 2,499,998 shares of Series C Convertible Preferred Stock outstanding that entitle the holders thereof to 1 vote per share for a total of 2,499,998 votes. Accordingly, there are, as of the date hereof, a total of 45,574,298 total votes available and Mr. Cassidy currently controls approximately 23,663,966 votes for approximately 51.92% voting power over the Company. In addition, through Excel Family Partners, LLLP, Mr. Cassidy has the

ability to obtain beneficial ownership of an additional 6,600,000 shares of our Common Stock upon the exercise of the February Excel Partners Warrant, the May Excel Partners Warrant and the July Excel Partners Warrant and an additional approximately 10,944,522 shares of our Common Stock upon the conversion of the Amended Note (subject to further adjustment in accordance with its terms). In addition, the shares of our Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (in each case subject to further adjustment in accordance with the terms of any such instrument). If these additional shares of Common Stock are included in a calculation of voting power, Mr. Cassidy would hold approximately 65% of the total voting power of our Common Stock as of the date hereof. Finally, we have not included in the foregoing calculations the effect of any conversions of the Series C Convertible Preferred Stock which (subject to further adjustment) would entitle the holder to approximately 1,766,665 shares of Common Stock as of July 24, 2023, which would affect the voting calculations provided herein.

As a result, Mr. Cassidy has a majority of the voting power in all matters submitted to our stockholders for approval including:

- election of members of the Board;
- removal of any of our directors;
- amendment of our articles of incorporation or bylaws;
- adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us

As a result of his ownership and position, Mr. Cassidy is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of shares held by Mr. Cassidy could negatively affect the market price of our Common Stock and the value of your investment in our Company may decrease. Mr. Cassidy's stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Please see the section entitled "Risk Factors" for more information.

Pro Forma Capitalization

To purchase Shares in the Offering an Investor must invest a minimum of $100,000. Such investment amount will purchase 100,000 shares of Common Stock. The below pro forma capitalization information describes the ownership interest in the Company, on a fully diluted basis, that 100,000 shares would provide after the Offering is completed. The below information is on the basis of 79,228,819 shares outstanding, which includes 10,000,000 Shares available for sale in the Offering, all shares authorized for issuance pursuant to the 2023 Plan, the February Excel Partners Warrant, the May Excel Partners Warrant and the July Excel Partners Warrant, and also assumes the conversion of the Amended Note, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock to Common Stock. Such information is subject to adjustment based on the terms of each of the specific securities included below and all numbers provided based on as-converted amounts are approximate. The below is just an example based on the minimum investment amount. Potential investors can calculate their theoretical post-money ownership of the Company by dividing their investment amount by 79,228,819.

- Shares In Offering (assuming $10,000,000 total amount raised): 10,000,000

- Currently Outstanding Common Stock: 41,905,000

- Currently Outstanding Series B Convertible Preferred Stock (assuming conversion into Common Stock): 1,169,300

- Currently Outstanding Series C Convertible Preferred Stock (assuming conversion to Common Stock): approximately 2,649,997

- Shares Authorized for Issuance Pursuant to 2023 Plan: 5,960,000

- Shares Issuable Upon Exercise of Warrants: 6,600,000

- Shares Issuable Upon Conversion of Amended Note (subject to adjustment as set forth in the Amended Note): approximately 10,944,522

- Approximate Theoretical Ownership Percentage of $100,000 Investment in the Offering: 0.13%

Share Redemption and Linss Note

On January 17, 2023, Mr. Linss resigned as a member of the Company's Board and as our Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer pursuant to the terms of a Separation Agreement and Release dated and effective January 10, 2023 (the "***Separation Agreement***"). The Separation Agreement provided for the purchase, at a future date mutually agreed upon by the parties, of 3,313,333 shares of the Company's Series C Convertible Preferred Stock (the "***Linss Shares***") for a purchase price of $2,000,000. Mr. Linss held 2,980,000 of the Linns Shares in his name, and the other 333,333 Shares were held in the name of Corespeed, LLC. Mr. Linss is the sole member of Corespeed, LLC and the beneficial owner of the Linss Shares held by Corespeed, LLC.

On February 27, 2023, the Company entered into Stock Redemption and Purchase Agreements with Mr. Linss and Corespeed, LLC (together, the "***Redemption Agreements***") for the purchase of the Linss Shares. The Company paid $300,000 at the closing and entered into a promissory note (the "***Linss Note***") with Mr. Linss for the remaining $1,700,000 of the purchase price. The Linss Note bears interest at a rate of 5% per annum, does not include early prepayment penalties, and requires the following payments: (i) no less than $850,000.00, in aggregate, in one or more payments is due by on February 27, 2024, the 12-month anniversary of the Linss Note; and (ii) a balloon payment for the balance of the Linss Note is due by the earlier of February 27, 2025, the 24-month anniversary of the Linss Note, or five days after the Common Stock is listed for public trading on either the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American.

Equity Incentive Plan

The KeyStar Corp. 2023 Stock Plan ("***2023 Stock Plan***") was approved by the Board on April 10, 2023. The 2023 Stock Plan provides eligible participants with benefits consisting of one or more of the following: Incentive Stock Options ("***ISOs***"), Nonstatutory Stock Options ("***NSOs***"), and bonuses in the form of Common Stock in the Company ("***Stock Bonuses***"). The Board or a committee of directors administers the 2023 Stock Plan. The Board or committee thereof determines what employees or officers receive awards under the Plan. ISOs, which are intended to be compliant with Section 422 of the Internal Revenue Code, may be awarded only to employees of the Company. NSOs and Stock Bonuses are not subject to Section 422 of the Internal Revenue Code and can be awarded to employees and non-employee officers. The aggregate number of shares of Common Stock reserved for issuance under the Plan is currently 5,960,000, whether in the form of ISOs, NSOs, or Stock Bonuses (or a combination thereof). Awards can

be issued under the Plan for ten years from the effective date of the Plan, which is April 10, 2033. ISOs may be exercised during a period no longer than 10 years from the date of the award (5 years for individuals who own more than 10% of the combined voting power of the Company). NSOs may be exercised for a maximum period of 10 years from the date of the award. ISOs and NSOs may not be exercised after the earlier of the following: (a) in the event of termination for cause (as defined by the plan): the date of termination; (b) in the event of termination due to death or disability: the earlier of the ISO or NSO's expiration or one year after the termination due to death or disability; (c) in the event of termination for any other reason: three months following the date of termination.

In connection with approval of the 2023 Plan, the Board granted options to certain employees and advisors of the Company to purchase a total of 3,250,000 shares of our Common Stock at an exercise price of $0.50 per share (the "***Awards***"). As part of the Awards, our Chief Executive Officer, Mark Thomas, was granted options to purchase up to 1,000,000 shares of our Common Stock, and our Chief Financial Officer, Anthony Fidaleo, was granted an option to purchase up to 250,000 shares of our Common Stock (collectively, the "***Officer Awards***"). The Officer Awards vest as to 25% of the shares on June 16, 2023. Thereafter, the Officer Awards will further vest as to 1/48th of the shares on the 16th day of each month, beginning July 16, 2023, for a period of 36 months thereafter; provided all vesting is subject to the officer having provided continuous service to us or a related corporation through each such vesting date.

Outstanding Debt

The Company has no long-term debt. The Company has short-term debt outstanding totaling approximately $7.8 million as of the date hereof in accordance with the instruments discussed below.

$5 Million Demand Note

On February 22, 2022, the Company executed a non-revolving line of credit demand note (the "***Note***") for $250,000 with Excel Family Partners, LLLP ("***Excel Partners***"), a company controlled by Mr. Cassidy. The Note does not constitute a committed line of credit. Loans under the Note are made by Excel Partners in its sole and absolute discretion.

On August 16, 2022, the amount available under the Note was increased to $2,000,000 under the same terms and conditions. On August 24, 2022, we drew down a total of $1,037,430 on the line of credit of which $735,120 was used to pay net bonus payments made as part of cash payments made in association with the ZSI asset purchase described herein and the remainder was used to pay payroll taxes associated with the ZSI asset purchase bonus and ongoing operating costs, principally compensation and recurring operating services.

On February 24, 2023, the Company entered into a second amended and restated discretionary non-revolving line of credit demand note (as amended, the "***Amended Note***") with Excel Partners in the principal amount of not more than $4,000,000. The Amended Note was further amended on July 18, 2023 to increase the principal amount to $5,000,000 (the "***July Amendment***"). The Amended Note amends and restates the Note, as it as amended through the date of the Amended Note. The Amended Note bears interest at a rate of 15% per annum from January 1, 2023 (with prior accrued interest having been converted into Common Stock on December 31, 2022). The Amended Note does not constitute a committed line of credit. Loans under the Amended Note are made by Excel Partners in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Amended Note, we may not reborrow under the note.

If the Company: (i) fails to comply with any provision under the Amended Note, including, but not limited to, failing to immediately pay all amounts due to Excel Partners after demand thereof is made; or (ii) becomes subject to certain bankruptcy or insolvency events, at the option of Excel Partners, the unpaid

principal amount of the Amended Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

As of July 24, 2023, there is currently approximately $4,377,809 outstanding under the Amended Note.

In addition, Excel Partners may, at its sole option, convert all or any portion of the debt into fully paid and non-assessable shares of Common Stock at a conversion price equal to the product of the lowest recent price multiplied by 80%. The lowest price is defined, as of an applicable conversion date, as the lowest price per share that Company has sold one or more shares to an investor or lender within the 24-month period prior to the applicable conversion date; provided, however, that if no Shares were sold within such 24-month period, the lowest recent price will be $0.50 per share. If such conversion option should be exercised in whole or in part stockholders of the Company will experience significant dilution of their ownership interest in the Company due to the issuance of the shares of Common Stock upon such conversion. Using a conversion price of $0.40 per share by way of example, and not limitation, the current amount outstanding under the Amended Note could be converted into approximately an additional 10,944,522 shares of Common Stock. This amount may increase over time if the Company continues to request additional borrowings under the Amended Note and the holder approves such borrowings.

$1.6 Million Promissory Note

On May 5, 2023, the Company entered into a promissory note in the principal amount of $1.6 million with Excel Partners (the "***Promissory Note***"). The Promissory Note has an interest rate equal to the lower of 25% or the highest lawful rate and is due on November 4, 2023 (the "***Maturity Date***"). The Promissory Note contained a funding fee of $160,000, which amount shall be payable along with the then outstanding principal and interest on the Maturity Date. The funding fee shall be reduced to $140,000 if the then current principal and interest is repaid in full on or before August 4, 2023. The Promissory Note contains no prepayment penalty. As of July 24, 2023, there is currently approximately $1,687,671 outstanding under the Promissory Note. The Company expects to use proceeds of this Offering to repay the Promissory Note on or before the Maturity Date.

Linss Note

In connection with the Redemption Agreements discussed above, on February 27, 2023 the Company entered the Linss Note. The Linss Note has an aggregate principal amount of $1,700,000 and bears interest at a rate of 5% per annum, does not include early prepayment penalties, and requires the following payments: (i) no less than $850,000.00, in aggregate, in one or more payments is due by on February 27, 2024, the 12-month anniversary of the Linss Note; and (ii) a balloon payment for the balance of the Linss Note is due by the earlier of February 27, 2025, the 24-month anniversary of the Linss Note, or five days after the Common Stock is listed for public trading on either the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American. As of July 24, 2023, there is currently approximately $1,734,708 outstanding under the Linss Note. The Company expects to use proceeds of this Offering to repay the Linss Note on or before the Maturity Date.

$30,000 Demand Note

On December 30, 2020, the Company entered into a demand promissory note in the principal amount of $30,000 with Topsight (the "***Demand Note***"). The Demand Note has an interest rate of 10% per annum and is due on demand. The Demand Note was transferred on December 17, 2021, to Eagle Investment Group, LLC, an affiliate of Mr. Cassidy. As of July 24, 2023, there is currently approximately

$37,693 outstanding under the Demand Note. The Company expects to use proceeds of this Offering to repay the Demand Note.

Warrants

In connection with the entry into the Amended Note, the Company issued a warrant to Excel Partners exercisable for up to 4,000,000 shares of Common Stock for $0.25 per share, with an expiration date of February 1, 2028 (the "***February Excel Partners Warrant***"). If the February Excel Partners Warrant is exercised in whole or in part by Excel Partners before the expiration date, stockholders of the Company will experience significant dilution of their ownership interest in the Company due to the issuance of the shares of Common Stock upon exercise of such warrant. The warrant can also be exercised on a net issue basis.

In connection with the entry into the Promissory Note, the Company issued a warrant to Excel Partners exercisable for up to 1,600,000 shares of Common Stock for $0.25 per share, with an expiration date of May 4, 2028 (the "***May Excel Partners Warrant***"). If the May Excel Partners Warrant is exercised in whole or in part by Excel Partners before the expiration date, stockholders of the Company will experience significant dilution of their ownership interest in the Company due to the issuance of the shares of Common Stock upon exercise of such warrant. The warrant can also be exercised on a net issue basis.

In connection with the July Amendment, the Company issued a warrant to Excel Partners exercisable for up to 1,000,000 shares of Common Stock for $0.25 per share, with an expiration date of July 17, 2028 (the "***July Excel Partners Warrant***"). If the July Excel Partners Warrant is exercised in whole or in part by Excel Partners before the expiration date, stockholders of the Company will experience significant dilution of their ownership interest in the Company due to the issuance of the shares of Common Stock upon exercise of such warrant. The warrant can also be exercised on a net issue basis.

Offer Price and Prior Sales of Common Stock

In March of 2023 the Company closed an offering of 2,675,000 shares of its Common Stock with certain accredited investors resulting in aggregate gross proceeds to the Company of approximately $1,337,500 (the "***Spring Offering***"). The purchase price for each share of Common Stock sold in the Spring Offering was $0.50. The shares of Common Stock sold in the Spring Offering were sold in a private placement pursuant to an exemption from registration afforded under the provisions of Section 4(a)(2) of the Securities Act and Regulation D as promulgated by the SEC thereunder.

Since the closing of the Spring Offering, the Company has undergone significant changes that the Company believes have increased the value of its Common Stock. Since the closing of the Spring Offering, the Company has received a sports betting license from the state of Tennessee and has launched its B2C product offerings in the state. This represents a significant milestone in the Company's history and provides a path to potential profitability and increased value. The Company will be selling the Shares in this Offering at a purchase price of $1.00 per share. This number reflects what we believe is the increase in value that Company has undergone since the closing of the Spring Offering. See the section entitled "Risk Factors" for more information.

TERMS OF THE PURCHASE AGREEMENT

The summary below describes the principal terms of the Purchase Agreement and this Offering of Common Stock. Certain terms and conditions described below are subject to important limitations and exceptions. Prospective investors should review the entirety of the form of Purchase Agreement, available from the Company, as well as this Memorandum (including the section entitled "Risk Factors"). The summary below is qualified in its entirety by reference to the actual text of the form of Purchase Agreement.

***Company*:**	KeyStar Corp.
Securities:	Common Stock
Price Per Share:	$1.00
Amount Being Raised:	The Company plans to raise up to $8 million, with authorization to go up to $10 million (the "***Maximum Placement Amount***"), through the Offering with closings occurring on a rolling basis until the earlier of (i) the date on which the Maximum Placement Amount has been subscribed for and accepted by the Company and a final closing is conducted or (ii) December 31, 2023.
***Purchase Agreement*:**	Terms of the purchase and sale of the Shares to participating investors (each, an "***Investor***") are set forth in the Purchase Agreement, which was prepared by Company's counsel and which contains certain representations, warranties and covenants of the Company and the Investors, closing conditions and other provisions. Each Investor must be an accredited investor as defined in Regulation D under the Securities Act.
Minimum Investment Amount:	$100,000.
***Form of Payment for Shares*:**	If the Investor does not pay for the Shares within 7 calendar days after signing the Purchase Agreement, the Company may unilaterally void the Purchase Agreement. U.S. dollars and Bitcoin, and Ether will be accepted as payment for the Purchase Agreement. The Purchase Agreement shall be denominated in U.S. dollars. Payments in Bitcoin and Ether shall be valued in U.S. dollars at the Applicable Exchange Rate for Bitcoin and Ether. The term "***Applicable Exchange Rate***" shall be equal to the exchange rate denoted in U.S. dollars at 4 p.m. Eastern Time on the calendar day before funding as specified on coinmarketcap.com.
***Use of Proceeds*:**	The Company expects that a substantial amount of all of the proceeds of the Offering will be used by the

Company to repay outstanding debt and further the commercialization our B2C sports betting business, including with respect to further development of our software, marketing of our offering to customers and general and administrative expenses associated with the running of our business. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with the Offering for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Restrictions on Transfer;

The sale of the Shares in the Offering will be conducted pursuant to an exemption from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(a)(2) and Regulation D promulgated thereunder. As such, the Shares sold in the Offering will constitute restricted securities which will limit the potential resale of such shares. Exemptions from the registration requirements of Section 5 of the Securities Act may be available to holders of the Shares to facilitate the resale of such shares, including the exemption from the registration requirements afforded by Rule 144 of the Securities Act if certain holding period (generally at least one year) and other requirements are met. However, Investors are specifically instructed to seek the advice of their own counsel as to the availability of any exemption from the registration requirements of the Securities Act with respect to any resale, including with respect to Rule 144. There can be no assurance that an investor in this Offering will ever be able to resell the Shares and investors should be prepared to hold their investments in the Company for an indefinite period of time. In addition, while the Common Stock is currently listed on the OTC, there is limited liquidity for the Common Stock. The Company may not choose or be able uplist its shares to an exchange or may elect to delist its shares from the OTC (or any other exchange it may be listed on at such time), any of which could negatively affect the future liquidity of the Common Stock. As part of the Offering, the Company is under no requirement or obligation to register the Shares for resale or to continue as a public reporting company under the Securities

Exchange Act of 1934, as amended (the "*Exchange Act*").

***Termination*:**

The Offering will expire and terminate upon the earlier of (i) the date on which the Maximum Placement Amount (as defined below) has been subscribed for and accepted by the Company and a final closing is conducted or (ii) December 31, 2023.

Gaming Laws and Redemption

The ownership and transfer of Shares is subject to applicable Gaming Laws (as defined in the Purchase Agreement). The Purchase Agreement provides the Company with special redemption rights and other protections in the event Investor is: (i) required to be licensed, (or take other actions) under applicable Gaming Laws; or (ii) is determined to be an Unsuitable Person (as defined in the Purchase Agreement). In general an Investor that holds, directly or indirectly, less than 5% of our Common Stock should not be subject to mandatory licensing requirements under applicable Gaming Laws. However, Gaming Authorities (as defined in the Purchase Agreement) have broad discretionary powers and Gaming Laws are different in each state and are subject to change. Each Investor is ultimately responsible for his, her or its own compliance with applicable Gaming Laws.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information contained in this Memorandum and the Purchase Agreement, before making an investment decision. The following risks entail circumstances under which, our business, financial condition, results of operations and prospects could suffer.

Risks associated with an investment in the Common Stock

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively, and you may not agree with how we use the proceeds.

We currently intend to use the net proceeds of this offering as described in the section entitled "Use of Proceeds." We will have broad discretion in the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

The stock price shown on the OTC may not reflect our fair value and the market for our Common Stock is highly illiquid

The stock price reported on the OTC website is not indicative of the fair value of our Common Stock, which may be significantly lower. The market for our Common Stock is highly illiquid.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid or at all.

The market price for our Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results and the results of the implementation of our business strategy. Each of these factors, among others, could harm your investment in our Common Stock and could result in your being unable to resell the shares of our Common Stock that you purchase at a price equal to or above the price you paid or at all.

Investments in startups like KeyStar involve a high degree of risk.

Financial and operating risks confronting startups are significant, and KeyStar is not immune to these. The startup market in which KeyStar competes is highly competitive, and the percentage of companies that survive and prosper is small. Startups often experience unexpected problems in the areas of product development, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets, or otherwise.

KeyStar may be forced to cease operations or take actions that result in its dissolution or bankruptcy.

It is possible that, due to any number of reasons, including, but not limited to, the inability of the Company to raise sufficient capital to meets its operating needs or establish a viable market for its products and services, the failure of its commercial relationships, intellectual property ownership challenges or regulatory challenges, or as a result of obligations to our lenders, the Company may no longer be viable to

operate and the Company may dissolve or take actions that result in a dissolution, liquidation, winding up, bankruptcy or other failure of the Company (a "***Dissolution Event***").

The Company currently has approximately $7.8 million in debt outstanding that would need to be repaid out of any available funds upon a dissolution, liquidation or winding up of the Company, prior and in preference to holders of capital stock. In addition, the Company currently has two classes of preferred stock outstanding, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, each of which contain a liquidation preference upon dissolution, liquidation or winding up of the Company. This preference currently amounts to approximately $749,999.36. Accordingly, if the Company were to dissolve, liquidate or wind up its operations upon closing of this Offering you would not necessarily receive all, or any, of your investment back.

We have a limited operating history upon which investors can rely to evaluate our future prospects.

We have a limited operating history upon which an evaluation of our business plan or performance and prospects can be made. The business and prospects of KeyStar must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and new industry. The risks include, but are not limited to, the possibility that we will not be able to raise sufficient capital to meet our ongoing operating needs and to fund our growth plans, develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If unsuccessful with one or more of these issues, our business, financial condition and operating results could be materially and adversely affected.

The Shares are subject to significant restrictions on transfer.

The Shares are being sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act provided under Section 4(a)(2) and/or Regulation D promulgated thereunder. As such, the Shares are subject to restrictions on transfer. Exemptions from the registration requirements of Section 5 of the Securities Act may be available for the resale of the Shares by the holders of such securities, including under Rule 144, but the Company makes no representation or warranty as to the availability of such exemption or any other resale exemption and Investors are cautioned that due to the unavailability of any such resale exemption such Investor may be unable to resell the Shares purchased in the Offering. In addition, KeyStar is under no obligation to register for resale the Shares. Even if KeyStar were to register some or all of the Shares sold in the Offering, KeyStar's Common Stock is currently traded on the OTC market and it may still be difficult to sell the Shares purchased in the Offering should an Investor desire or need to. Quotation of our Common Stock on the OTC market provides holders of registered shares of our Common Stock with limited market liquidity and limited ability to sell our Common Stock in the secondary market. In addition, the Shares are subject to other significant restrictions (including mandatory redemption, transfer and/or loss of voting and dividend rights) related to applicable gaming laws. See additional risk factor descried below as well as Section 7 of the Purchase Agreement for more information.

Holders of Common Stock issued in this offering will have limited governance rights.

Mr. Cassidy controls (directly and indirectly) a majority of the voting power of our outstanding capital stock and is our primary source of funding. Because control of KeyStar is concentrated with Mr.

Cassidy, Investors will have limited governance rights and powers upon purchase of the Common Stock in the Offering.

In addition, we currently have two classes of preferred stock, one of which, the Series B Convertible Preferred Stock, has super-voting rights where they vote with the Common Stock on as converted basis on all matters presented for approval to the holders of our Common Stock at a rate of 100 shares of Common Stock for each share of Series B Convertible Preferred Stock. We may issue additional shares of preferred stock, or new classes of preferred stock, that may possess additional governance rights to the Common Stock, such as super-voting rights or the right to elect a certain number of directors to the Board.

Holders of our Common Stock could also have their governance powers limited through dilution. As a startup company, we may need to continue to raise capital to fund our business. We may accomplish this by selling additional shares of our capital stock, which may further dilute the control current holders of our Common Stock and Investors who purchase the Shares in the Offering have of the Company.

We also have warrants currently outstanding to purchase 6,600,000 shares of our Common Stock and convertible debt which has the ability to convert into a significant number of shares of our Common Stock, as discussed elsewhere in this Memorandum. The exercise of our currently outstanding warrants and/or the conversion of our currently outstanding convertible debt could also contribute to significant dilution of your ownership and further reduce your influence over our governance. If our warrants are exercised for shares of Common Stock and the Amended Note is converted into shares of our Common Stock, Mr. Cassidy together with his affiliates would control approximately 65% of the voting power of the Company, not including the conversion of any preferred stock that may be held by him, directly or indirectly.

Closings in the Offering will occur on a rolling basis and Investors who purchase Shares later in the period during which the Offering is open may have more information upon which to base their investment decision.

Closings in the Offering will occur on a rolling basis and Investors who purchase Shares later in the period during which the Offering is open may have more information upon which to base their investment decision and such future information may update or even contradict information that was available at the time the Offering launched or at any prior period during which the Offering was open for investment. In general, the Company undertakes no obligation to update the information contained in this Memorandum and the other Offering Materials and the information contained in such materials is accurate only as of the date such materials are provided to you. Without limiting the foregoing, the Company recognizes that the state of Tennessee, in accordance with applicable gaming regulations, publishes monthly updates to certain of the information that our "Tennessee Sports Book KPIs" spreadsheet is based on. In the event of any such update during the period the Offering remains open, we may, but shall not be obligated to, provide an update to the "Tennessee Sports Book KPIs" spreadsheet to those investors who have invested in the Offering through such date or who we are still actively considering for investment at such time.

Investing in our Common Stock or holding or utilizing our cryptocurrency offering(s) could result in adverse tax consequences.

Investing in our Common Stock or holding our or utilizing our cryptocurrencies could result in adverse tax consequences. Nothing in this memorandum should be construed as tax advice and Investors are advised to seek the counsel of their own tax advisors with relation to the holding of our Common Stock and/or the holding or utilizing of our cryptocurrency offering(s).

Risks associated with our business

We may not raise sufficient capital in this Offering to achieve our objectives.

We are seeking to raise at least $8 million in this Offering, with authorization to go up to $10 million. However, we may fall short of our targeted $8 million raise and, if we do, our ability to achieve our growth objectives – including achieving projected market penetration in Tennessee and obtaining licenses for and commercializing our products and services in the states listed in our materials entitled "Financial Projections TN + 5 Jurisdictions 2024" and "KeyStar 2023 Investor Package – Executive Summary" -- may not be achievable since we will not have sufficient financial resources to pursue those objectives. This would undermine or eliminate our ability to meet the projections set forth in these materials, in addition to all the other risks and uncertainties we face in our ability to meet these projections (including any failure to achieve our targeted market penetration in Tennessee). You are urged not to place undue reliance on the projections set forth our materials entitled "Financial Projections TN + 5 Jurisdictions 2024" and "KeyStar 2023 Investor Package – Executive Summary".

Prior performance does not guarantee future results.

Prior performance information (including information set forth in our materials entitled "Tennessee Sports Book KPIs") does not guarantee future results. Our business is young and results are volatile, based on changes in our business, our regulatory and competitive challenges and the other risks and uncertainties described herein. You are urged not to place undue reliance on our historical performance information set forth in our materials entitled "Tennessee Sports Book KPIs".

Tennessee may not approve our new P2P functionality.

We have applied for new P2P wagering features in Tennessee, which we expect to receive prior to the end of 2023. However, these features may not be timely approved or approved at all. Any failure to get them approved could have a material negative impact on our business, including by making our products and services less distinguishable from our competitors.

We may require additional capital to support our growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new product offerings and features or enhance our existing product offerings and features, improve our operating infrastructure or acquire complementary businesses, personnel and technologies.

Accordingly, we may need to engage in equity or debt financings to secure additional funds even beyond the current Offering. Our ability to obtain additional capital, if and when required, will depend on our business plans, investor demand, our operating performance, capital markets conditions and other factors. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to obtain additional capital when required, or on satisfactory terms, our ability to continue to support our business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and our business may be harmed.

Financial projections contained in this Memorandum and other Offering Materials do not assure future performance and may prove to be materially inaccurate.

In addition to this Memorandum, supplemental presentation materials (including the "KeyStar 2023 Investor Package - Executive Summary", the "ZenSports Company Overview Deck", the "Tennessee Sports Book KPIs" and the "Financial Projections TN + 5 Jurisdictions 2024") that provide certain information regarding the Company and the Offering (collectively with this Memorandum, the "***Offering Materials***") utilized by the Company in connection with this Offering contain financial projections, which are based on various assumptions and projections of management. The assumptions and projections used by management are ones that we believe to be reasonable and accurate at the time of this Memorandum, but such assumptions and projections are subject to many risks and uncertainties, some of which are detailed in this "Risk Factors" section, that are outside the Company's control. Such assumptions and projections may be inaccurate, may not come true or may change over time, which could have a material effect on our financial results, and any financial projections may prove to be materially inaccurate. The Company undertakes no obligation to update the information contained in this Memorandum and any other Offering Materials and the information contained in this Memorandum and any other Offering Materials is accurate only as of the date of this Memorandum. You are advised not to place undue reliance on any financial projections that may be contained in this Memorandum or any other Offering Materials shared with you in connection with the Offering.

Our growth will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and prospects.

Our ability to achieve growth in revenue in the future will depend, in large part, upon our ability to attract new users to our product offerings and retain existing users of our product offerings. Achieving growth in our community of users may require us to increasingly engage in sophisticated and costly sales and marketing efforts, which may not have a favorable return on investment. In attracting new users, we expect to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve our objectives.

In addition, our ability to increase the number of users of our product offerings will depend on user adoption of our platform and application. Growth in the gaming industry and the level of demand for and market acceptance of our product offerings will be subject to a high degree of uncertainty. We cannot assure you that consumer adoption of our product offerings will occur, or that the industry will achieve more widespread acceptance.

Additionally, as technological or regulatory standards change and we modify our product offerings to comply with those standards, we may need users to take certain actions to continue playing, such as performing age verification checks or accepting new terms and conditions. Users may stop using our product offerings at any time, including if the quality of the user experience, including our support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive product offerings.

There is significant competition within the global entertainment and gaming industries and our users may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If our product offerings do not continue to be popular, our business could be harmed.

We operate in the global entertainment and gaming industries. Our users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and in-person casinos, are more well-established and may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. We compete with these other forms of entertainment for the

discretionary time and income of our users. If we are unable to sustain sufficient interest in our product offerings in comparison to other forms of entertainment, including new forms of entertainment, our business model may not continue to be viable.

The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is significant competition among online gaming and entertainment providers. A number of established, well-financed companies producing online gaming and/or interactive entertainment products and services compete with our product offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features, or services that are similar to ours or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Furthermore, new competitors, whether licensed or not, may enter the gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand product offerings and broaden their geographic scope of operations. If we are not able to maintain or improve our market share, or if our product offerings do not continue to be popular, our business could suffer.

We may experience fluctuations in our operating results, which could make our future results difficult to predict and could cause our operating results to fall below expectations.

Our financial results have fluctuated in the past, and we expect our financial results to fluctuate from quarter to quarter in the future. These fluctuations may be due to a variety of factors, some of which are outside of our control and may not fully reflect the underlying performance of our business. Our financial results in any given quarter may be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including the impact of seasonality and our betting results, and the other risks and uncertainties set forth herein. In particular, our sportsbook operations have significant exposure to, and may be materially impacted by, sporting events and seasons, which can result in short-term volatility in betting win margins and user engagement, thus impacting revenues. Consumer engagement with our sportsbook offerings may decline or fluctuate as a result of a number of factors, including the popularity of the underlying sports, the user's level of satisfaction with our product offerings, our ability to improve and innovate, our ability to adapt our product offerings, outages and disruptions of online services, the availability of live sporting events, the services offered by our competitors, our marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of our business may have a negative impact on our business, financial condition, results of operations or prospects.

Our results of operations may fluctuate due to seasonality and other factors and, therefore, our periodic operating results will not be guarantees of future performance.

Our sportsbook operations may fluctuate due to seasonal trends and other factors. Certain times of the year, such as autumn or spring when multiple sport leagues are in season, may generate higher revenue than during other times of the year. Our revenues may also be affected by the scheduling of major sporting events that do not occur annually, such as the World Cup, or the cancellation or postponement of sporting events. In addition, certain individuals or teams advancing or failing to advance and their scores and other results within specific tournaments, games or events may impact our financial performance.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated October 13, 2022, have included a going concern paragraph. We do not have a steady stream of revenues to cover our expenses and we are dependent on outside capital to continue our operations.

As of March 31, 2023, we had a working capital deficit of $12,037,936. We had a net loss from continuing operations of $13,996,513 for the nine months ended March 31, 2023. We expect to generate only modest revenues in the near future as we seek to build out our operations in Tennessee and obtain licenses in other states.

We expect to incur significant increases in operating costs as we incur the costs of transitioning from our Prior Business to our New Business and begin to execute our adjusted New Business operating plan. The expected significant increases in costs will include, but not be limited to, costs relating to obtaining gaming licenses, technology development, sales and marketing, and legal and professional fees. We estimate we use approximately $350,000 per month to fund our operations (which amount we expect to increase as we pursue our growth strategies and due to other factors) and believe we have approximately three to four months of available cash to fund our operations, but we cannot be certain of this projection.

These conditions raise substantial doubt about our ability to continue as a going concern for a period of one year from the issuance of the financial statements. Because of these conditions, we will require additional working capital to develop business operations. Management's plans are to raise additional working capital through the sale of debt and/or equity instruments as well as to generate revenues once we attain a gaming license. There are no assurances that we will be able to achieve the level of revenues adequate to generate sufficient cash flow from operations to support our working capital requirements. To the extent that funds generated are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available, we may not be able to continue our operations.

Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects.

Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, including gaming, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our users' disposable income or result in fewer individuals engaging in entertainment and leisure activities, such as sports betting. As a result, we cannot ensure that the demand for our product offerings will remain consistent. Adverse developments affecting economies throughout the world, and particularly in the United States, including a general tightening of availability of credit, decreased liquidity in certain financial markets, inflation, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending on leisure activities.

In some jurisdictions our key executives, certain employees, certain stockholders or other individuals related to the business are, and will continue to be or could become, subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or to comply with individual

regulatory obligations could cause the business to be non-compliant with its obligations, or imperil its ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee and/or the mandatory redemption or transfer of such person's equity securities.

As part of obtaining real money gaming licenses, the responsible gaming authority will generally determine suitability of certain directors, officers and employees and, in some instances, significant stockholders. The criteria used by gaming authorities to make determinations as to who requires a finding of suitability or the suitability of an applicant to conduct gaming operations varies among jurisdictions, but generally requires extensive and detailed application disclosures followed by a thorough investigation. If any gaming authority with jurisdiction over our business, either now or in the future, were to find an applicable officer, director, employee or significant stockholder of ours unsuitable for licensing or unsuitable to continue having a relationship with us, we would be required to sever our relationship with that person or entity. Furthermore, such gaming authorities may require us to terminate the employment of any person and/or redeem the shares held by any person who refuses to file required applications. Either result could have a material adverse effect on our business, operations and prospects.

In addition, the Purchase Agreement provides the Company with the right to redeem some or all capital stock (at the lesser of cost or fair value) held by any stockholder that our Board determines is not suitable as a result of any failure by such holder to timely comply with applicable gaming laws, and such holder may also lose voting and dividend rights with respect to any such capital stock.

Additionally, a gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on our present activities or the past activities, or the past or present activities of our current or former directors, officers, employees, stockholders or third parties with whom we have relationships, which could adversely affect our operations or financial condition. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect our directors, officers, key employees, stockholders, or other aspects of our operations. To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for our operations as currently conducted. However, we can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal of licenses, permits and approvals are subject to, among other things, continued satisfaction of suitability requirements of our directors, officers, key employees and stockholders. Any failure to renew or maintain our licenses or to receive new licenses when necessary would have a material adverse effect on us.

The success, including win or hold rates, of existing or future sports betting product offerings depends on a variety of factors and is not completely controlled by us.

The sports betting industry is characterized by an element of chance. Accordingly, we employ theoretical win rates to estimate what a certain type of sports bet, on average, will win or lose in the long run. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on our sports bets we offer to our users. We use the hold percentage as an indicator of a sports bet's performance against its expected outcome. Although each sports bet generally performs within a defined statistical range of outcomes, actual outcomes may vary for any given period. In addition to the element of chance, win rates (hold percentages) may also (depending on the game involved) be affected by the spread of limits and factors that are beyond our control, such as a user's experience and behavior, the mix of games played, the financial resources of users, the volume of bets placed and the amount of time spent engaging with our product offerings. As a result of the variability in these factors, the actual win rates

on our sports bets may differ from the theoretical win rates we have estimated and could result in the winnings of our users exceeding those anticipated. The variability of win rates (hold rates) also have the potential to negatively impact our financial condition, results of operations, and cash flows.

Palpable (obvious) errors in sportsbook odds making may occasionally occur in the normal course of business, sometimes for large liabilities. While it is standard business practice to void bets associated with palpable errors or to correct the odds, there is no guarantee regulators will approve voiding palpable errors in every case.

Our sportsbook offers a huge spectrum of betting markets across dozens of sports, and the odds are set through a combination of algorithmic and manual odds making. Bet acceptance is also a combination of automatic and manual acceptance. In some cases, the odds offered on our sportsbook constitute an obvious error. Examples of such errors are inverted lines between teams, or odds that are significantly different from the true odds of the outcome in a way that all reasonable persons would agree is an error. It is generally commonplace for operators to void bets associated with such palpable errors, and, in most mature jurisdictions, these bets can be voided without regulatory approval at operator discretion. However, if regulators were to not allow voiding of bets associated with large obvious errors in odds making, we could be subject to covering significant liabilities.

We operate in a dynamic environment characterized by rapidly changing industry and legal standards and our product offerings will be subject to continuously changing consumer preferences and regulatory requirements that we may fail to keep pace with, which could harm our results of operations and our business.

Our success also depends in part on our ability to anticipate and satisfy user preferences in a timely manner. As we operate in a dynamic environment characterized by rapidly changing industry and legal standards, our product offerings will be subject to changing consumer preferences and regulatory requirements that cannot be predicted with certainty. We need to continually improve our current product offerings, introduce new product offerings and identify future product offerings that complement our existing technology, respond to our users' needs and improve and enhance our existing technology to maintain or increase our user engagement and growth of our business. In addition, we may need to update our current product offerings or make substantial changes to in development product offerings in order to comply with changing regulatory requirements. We may not be able to compete effectively unless our product offering selection keeps up with consumer and regulatory trends in the digital sports entertainment and gaming industries in which we compete, or trends in new gaming product offerings.

Our growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees could harm our business.

We depend on a limited number of key personnel to manage and operate our business, including Mark Thomas, our Chief Executive Officer, Principal Executive Officer, President, and Chief Technology Officer. The leadership of our key personnel has been, and we expect will continue to be, a critical element of our success. The departure, death or disability of any one of our executive officers or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on our business. We are not protected by key man or similar life insurance covering executive officers or members of senior management.

The concentration of our executive management in Mr. Thomas also poses a risk that Mr. Thomas may become overly burdened by the numerous responsibilities and may not able to perform at the level he would have had he only been in any one of the executive management positions he currently holds.

In addition, certain of our other employees have made significant contributions to our growth and success. We believe our success and our ability to compete and grow will depend in large part on the efforts and talents of our employees and on our ability to retain highly skilled personnel. We currently have numerous positions in our business that we are hoping to find suitable and talented personnel for within the near future as we continue to execute on our business plan. There is significant competition for these types of personnel, and we compete with other potential employers for the services of our employees. As a result, we may not succeed in retaining our executives and other key employees. Employees, particularly analysts and engineers, are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. In addition, experienced personnel in the technology industry are in high demand. We cannot provide assurance that we will be able to attract or retain such highly qualified personnel in the future. In addition, the loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business. If we do not succeed in attracting, hiring, and integrating qualified personnel, or retaining and motivating existing personnel, we may be unable to grow effectively and our business could be seriously harmed.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our stockholders, directors and executive officers. For example, Bruce Cassidy is the Chairman of our Board and the sole member of the Board and is also provided multiple loans to the Company and currently holds a controlling interest in the Company. In addition, Mark Thomas is our Chief Executive Officer, Principal Executive Officer, President, and Chief Technology Officer and is also the manager of ZSI, a large stockholder in the Company. We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests.

Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their stockholders may not align with the interests of the Company and our unaffiliated stockholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

We rely on the laws of the state of Nevada, which provide that directors owe a duty of care and a duty of loyalty to our company. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

We rely on third-party providers to validate the identity and identify the location of our users, and if such providers fail to perform adequately or provide accurate information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.

There is no guarantee that the third-party geolocation and identity verification systems that we rely on will perform adequately, or be effective. We rely on our geolocation and identity verification systems to ensure we are in compliance with certain applicable laws and regulations, and any service disruption to those systems would prohibit us from operating our product offerings, and would adversely affect our business. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in us inadvertently allowing access to our product offerings to individuals who should not be permitted to access them, or otherwise inadvertently deny access to individuals who should be able to access our product offerings, in each case based on inaccurate identity or geographic location determination. Our third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by our third-party service providers may result in their inability to accurately determine the location of our users. Moreover, our inability to maintain our existing contracts with third-party service providers, or to replace them with equivalent third parties, may result in our inability to access geolocation and identity verification data necessary for our day-to-day operations. If any of these risks materialize, we may be subject to disciplinary action, fines or lawsuits, and our business, financial condition and results of operations could be adversely affected.

We rely on third-party payment processors to process deposits and withdrawals made by our users, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.

We rely on a limited number of third-party payment processors to process deposits and withdrawals made by our users. If any of our third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Further, the software and services provided by our third-party payment processors may not meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to our users, any of which could make our technology less trustworthy and convenient and adversely affect our ability to attract and retain our users.

We rely on other third-party sports data providers for real-time and accurate data for sporting events, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

We rely on third-party sports data providers such as Sportradar, to obtain accurate information regarding schedules, results, performance and outcomes of sporting events. We may experience errors in these data feeds, which may result in us incorrectly settling bets. If we cannot adequately resolve the issue with our users, our users may have a negative experience with our product offerings, our brand or reputation may be negatively affected and our users may be less inclined to continue or resume utilizing our product offerings or recommend our product offerings to other potential users. As such, a failure or significant interruption in our data feed service may harm our reputation, business and operating results.

Furthermore, if any of our sports data partners terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable time frame, or at all. Any of these risks could increase our costs and adversely affect our business, financial condition and results of operations. Further, any negative publicity related to any of our third-party partners, including any publicity related to regulatory concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

We may have difficulty accessing the service of banks, and other payment processing service providers, which may make it difficult to offer our product offerings and services.

Although financial institutions and payment processors are permitted to provide services to us and others in our industry, banks, and payment processing service providers may be hesitant to offer banking and payment processing services to sports wagering businesses. Consequently, those businesses involved in our industry, including our own, may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market rate interest. If we are unable to maintain our bank accounts or our users are unable to use their accounts or e-wallets to make deposits and withdrawals from our product offerings, it would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement our business plan.

Our use of cryptocurrency as legal tender and our cryptocurrency offerings could expose us to additional risk and regulation.

Our current and planned cryptocurrency offerings could subject us to additional regulations, licensing requirements, or other obligations. Compliance with any such regulations may be complex and costly. Cryptocurrencies are not considered legal tender or backed by most governments, and have experienced technological flaws and various law enforcement and regulatory interventions. The use of cryptocurrency, such as bitcoin, has been prohibited or effectively prohibited in some countries. In addition, in the U.S. and certain other jurisdictions, certain cryptocurrencies may be securities and subject to the securities laws of the relevant jurisdictions. If we fail to comply with any relevant laws, regulations or prohibitions that may be applicable to us, we could face regulatory or other enforcement actions and potential fines or other consequences. The rapidly evolving regulatory landscape with respect to cryptocurrency may subject us to inquiries or investigations from regulators and governmental authorities, require us to make product changes, restrict or discontinue product offerings, and implement additional and potentially costly controls. If we fail to comply with regulations, requirements, prohibitions or other obligations applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

Cryptocurrencies have in the past and may in the future experience periods of extreme volatility. Fluctuations in the value of any cryptocurrencies that we hold may also lead to fluctuations in the value of our Common Stock. In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. In such case, ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

Our business is subject to a variety of U.S. laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to our product offerings and services, or changes in tax rules and regulations or interpretation thereof related to our product offerings and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

We are generally subject to laws and regulations relating to sports betting in the jurisdictions in which we conduct our business or in some circumstances, in those jurisdictions in which we offer our

services or those are available, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on our operations and financial results. In particular, some jurisdictions have introduced legislation or regulations attempting to restrict or prohibit online sports betting, while others have taken the position that online sports betting should be licensed and regulated and have adopted or are in the process of considering enabling legislation and regulations. Additionally, some jurisdictions in which we may operate could presently be unregulated or partially regulated and therefore more susceptible to the enactment or change of laws and regulations.

In May 2018, the U.S. Supreme Court struck down the Professional and Amateur Sports Protection Act of 1992 (the "***PASPA***") as unconstitutional. This decision has the effect of lifting federal restrictions on sports betting and thus allowing states to determine the legality of sports betting for themselves. Since the repeal of PASPA, several states (and Washington D.C.) have legalized online sports betting. To the extent new real money gaming or sports betting jurisdictions are established or expanded, we cannot guarantee that we will be successful in entering such new jurisdictions or expanding our business or user base in line with the growth of existing jurisdictions. If we are unable to effectively develop and operate directly or indirectly within these new jurisdictions or if our competitors are able to successfully enter geographic jurisdictions that we cannot access or where we face other restrictions, there could be a material adverse effect on our business, operating results and financial condition. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business. To expand into new jurisdictions, we may need to be licensed and obtain approvals of our product offerings. This is a time-consuming process that can be costly. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing jurisdictions or into new jurisdictions can negatively affect our opportunities for growth, including the growth of our customer base, or delay our ability to recognize revenue from our product offerings in any such jurisdictions.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our operations and financial results. Governmental authorities could view us as having violated local laws, despite our efforts to obtain all applicable licenses or approvals. There is also a risk that civil and criminal proceedings, including class actions, brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in our product offerings. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.

There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of our product offerings (or that existing laws or regulations in those jurisdictions will not be changed or interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact our ability to comply with

licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancellation of our existing license in Tennessee, or could cause financial institutions, online and mobile platforms, advertisers and distributors to stop providing services to us which we rely upon to receive payments from, or distribute amounts to, our users, or otherwise to deliver and promote our product offerings and services.

Compliance with the various regulations applicable to real money sports betting is costly and time-consuming. Regulatory authorities at the U.S. federal, state and local levels have broad powers with respect to the regulation and licensing of real money gaming operations and may revoke, suspend, condition or limit our sports wagering licenses, impose substantial fines on us and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We endeavor to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.

Our sports wagering license could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause us to cease offering some or all of our product offerings in the impacted jurisdictions. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations. Our delay or failure to obtain or maintain licenses in any jurisdiction may prevent us from distributing our product offerings, increasing our customer base and/or generating revenues. We cannot assure you that we will be able to obtain and maintain the licenses and related approvals necessary to conduct our sportsbook operations. Any failure to maintain or renew our existing licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our growth prospects depend on the legal status of real-money gaming in various jurisdictions within the United States, and legalization may not occur in as many jurisdictions as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, or existing laws or regulations may be changed or interpreted adversely, any of which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance.

A number of states have legalized, or are currently considering legalizing, real money online sports betting, and our business, financial condition, results of operations and prospects are significantly dependent upon such legalization. Our business plan is partially based upon the legalization of real money online sports betting for a specific percentage of the U.S. population on a yearly basis and such rate of legalization may not occur as we have anticipated. Additionally, if a large number of additional jurisdictions or the federal government enact real money sports betting legislation and we are unable to obtain, or are otherwise delayed in obtaining, the necessary licenses to operate online sports betting websites in such jurisdictions, our future growth in online sports betting could be materially impaired. Furthermore, for those jurisdictions that have enacted real-money sports betting laws or regulations, such laws and regulations

could be amended or interpreted adversely, which could impose additional restrictions or costs that could have an adverse effect on our business.

In addition, as we enter into new jurisdictions, the relevant jurisdiction may legalize real money sports betting in a manner that is unfavorable to us. As a result, we may encounter unexpected legal, regulatory and political challenges, which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity.

Our growth prospects and market potential will depend on our ability to obtain licenses to operate in a number of jurisdictions, and if we fail to obtain and subsequently maintain such licenses, our business, financial condition, results of operations and prospects could be impaired.

Our ability to grow our business will depend on our ability to obtain and maintain licenses to offer our product offerings in a large number of jurisdictions or in heavily populated jurisdictions. Regulated gaming license applications and audits frequently involve an in-depth suitability review of the applicant's business and operations and associated individuals including certain officers, directors, key employees and significant stockholders. These applications and audits take substantial time to prepare, submit, and complete, often requiring the production of multiple years' worth of business and personal financial records and disclosures which take considerable time to compile, followed by the regulator's investigatory process which may take months or even years to complete. If we fail to obtain and maintain licenses in large jurisdictions or in a greater number of mid-market jurisdictions, this may prevent us from expanding the footprint of our product offerings, increasing our user base and/or generating revenues. We cannot be certain that we will be able to obtain and maintain licenses and related approvals necessary to conduct our business operations in a timely manner or at all. Any failure to obtain and maintain licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and prospects.

Negative events or negative media coverage relating to, or a declining popularity of, sports betting, online sports betting, or the underlying sports or athletes, or other negative coverage may adversely impact our ability to retain or attract users, which could have an adverse impact on our business.

Public opinion can significantly influence our business. Unfavorable publicity regarding us, for example, our product changes, product quality, litigation, or regulatory activity, or regarding the actions of third parties with whom we have relationships or the underlying sports (including declining popularity of the sports or athletes) could seriously harm our reputation. In addition, a negative shift in the perception of sports betting by the public or by politicians, lobbyists or others could affect future legislation of sports betting, which could cause jurisdictions to abandon proposals to legalize sports betting, thereby limiting the number of jurisdictions in which we are permitted to operate. Negative public perception could also lead to new restrictions on, or the prohibition of, sports betting in jurisdictions in which we currently operate. Such negative publicity could also adversely affect the size, demographics, engagement and loyalty of our customer base and result in decreased revenue or slower user growth rates, which could seriously harm our business.

We may have to rely on strategic relationships with casinos, tribes and horse-tracks in order to be able to offer our sportsbook in certain jurisdictions. If we cannot establish and manage such relationships with such partners, our business may be prohibited from expanding into new jurisdictions, and our financial condition and results of operations could be adversely affected.

Under the sports betting laws of certain states, online sportsbooks are limited to a finite number of retail operators, such as casinos, tribes or tracks, who own a "skin" or "skins" under that state's law. A "skin" is a legally-authorized license from a state to offer online sportsbook provided by such a retail

operator. The "skin" provides a market access opportunity for mobile operators to operate in the jurisdiction pending licensure and other required approvals by the state's regulator. The entities that control those "skins," and the numbers of "skins" available, are typically determined by a state's law authorizing sports betting. We are not required to own a "skin" in Tennessee. That is, we do not have to partner with an existing stakeholder (such as a casino) in Tennessee. However, in order to expand our sportsbook operations outside of Tennessee, we will have to rely on a casino, tribe or track in order to get a "skin" in many jurisdictions. These "skins" will allow us to gain access to jurisdictions where online operators are required to have a retail relationship. If we cannot establish, renew or manage such relationships, those relationships could terminate and we would not be allowed to operate in those jurisdictions until we enter into new ones. As a result, our business, financial condition and results of operations could be adversely affected.

If KeyStar is unable to satisfy data protection, security, privacy, and other government- and industry-specific requirements, its growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm our reputation, erode user confidence in the effectiveness of its security measures, negatively impact its ability to attract new users, or cause existing users to stop using our products and services.

USE OF PROCEEDS

The Company expects that a substantial amount of all of the proceeds of the Offering will be used by the Company to repay outstanding debt and further the commercialization of our B2C sports betting business, including with respect to further development of our software, marketing of our offering to customers and general and administrative expenses associated with the running of our business. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with the Offering for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

PLAN OF DISTRIBUTION

Investor Qualifications

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing the Common Stock as set forth in the Purchase Agreement offered hereby because: (i) an investment in the Common Stock involves a number of significant risks (see the section entitled "Risk Factors"); and (ii) no market for the Common Stock currently exists, and none is likely to develop in the reasonably foreseeable future. This Offering is intended to be a private offering that is exempt from registration under the Securities Act and applicable state securities laws.

This Offering is limited solely to accredited investors as defined in Regulation D under the Securities Act, meaning only those persons or entities coming within any one or more of the following categories:

(i) Any bank, as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker-dealer registered pursuant to Section 15 of the Exchange Act; any insurance company, as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; and any employee benefit plan within the meaning of the Employee Retirement Corpome Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, that is either a bank, savings and loan association, insurance company, or registered investment advisor, if the employee benefit plan (a) has total assets in excess of $5,000,000 or (b) is a self-directed plan with investment decisions made solely by person(s) that are accredited investor(s);

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, any Company, Massachusetts or similar business trust, or company, not formed for the specific purpose of acquiring the Purchase Agreement, with total assets in excess of $5,000,000;

(iv) Any director or executive officer of the Company;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, exclusive of the value of the person's primary residence net of any mortgage debt and other liens, at the time of his or her purchase exceeds $1,000,000;

(vi) Any natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects to reach the same income level in the current year;

(vii) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of

acquiring the Purchase Agreement, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(viii) Any entity all of whose equity owners are accredited investors.

The term "***net worth***" means the excess of total assets over total liabilities, exclusive of the value of your primary residence net of any mortgage debt and other liens. In determining income, you should add to your adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains had been reduced in arriving at adjusted gross income.

You will be required to represent to the Company in writing that you are an accredited investor under Regulation D, as described above, and will also be required to provide certain documentation in support of such representation in order for the Company to comply with Rule 506(c) of the Securities Act. In addition to the foregoing requirement, you must also represent in writing that you are acquiring the Common Stock for your own account and not for the account of others and not with a view to resell or distribute such securities.

How to Invest

Evidence of accreditation status pursuant to Section 506(c) of the Securities Act standards is required to invest. Generally, this may be satisfied by completing the accreditation process in one of two manners: 1) submitting evidence proving asset worth, or 2) providing the contact information for a prospective investor's lawyer or CPA to attest on the investor's behalf. Additionally, investors will need to provide prospective investment entity information such as address and social security number or tax ID number to pass a KYC (Know Your Customer) and AML (Anti Money Laundering) checks on KeyStar. You may use the Company's selected vendor, VerifyInvestor.com (www.verifyinvestor.com), to provide the needed verification, or you may provide it through other means acceptable to the Company and sufficient for purposes of meeting the verification requirements under Rule 506(c) of the Securities Act.

Use of Brokers

The Company may sell the Shares in the Offering directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. In effecting sales, brokers and dealers engaged by the Company may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Company or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with the Company to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Company, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Company. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to, or receive from, the purchasers of such shares commissions as described above.

The Company and any broker-dealers or agents that participate with the Company in sales of shares of our Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in

connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are a public reporting company as our Common Stock is registered under the Securities Exchange Act of 1934, as amended. You can read our SEC filings, including our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, over the internet at the SEC's website at www.sec.gov.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after July 24, 2023, and prior to the termination of the Offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules).

- Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on October 13, 2022;

- Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on October 21, 2022;

- Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the SEC on February 21, 2023;

- Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 22, 2023;

- Current Reports on Form 8-K filed with the SEC on July 5, 2022, July 27, 2022, August 23, 2022 (as amended on September 16, 2022), September 1, 2022, September 16, 2022, October 4, 2022, January 17, 2023, February 10, 2023, February 28, 2023, March 2, 2023, April 5, 2023, April 14, 2023 and May 8, 2023 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

- The description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on June 2, 2021.

The information contained in our filings is incorporated herein by reference. We are a June 30 fiscal year end company and we have not yet filed our Annual Report on Form 10-K for the fiscal year ending June 30, 2023. As such, the information contained in the items that were filed with the SEC prior to the date of this Memorandum and our other Offering Materials may be out of date and certain of this information is explicitly superseded by the information contained in this Memorandum and our other Offering Materials. Information in future filings we make with the SEC may and likely will supersede the information contained in this Memorandum and our other Offering Materials. The Company undertakes no obligation to update the information contained in this Memorandum and our other Offering Materials and the information contained in this Memorandum and our other Offering Materials is accurate only as of the date such material is provided.

EXHIBIT A

Form of Purchase Agreement

EXHIBIT B

Corporate Documents